As filed with the Securities and Exchange Commission on February 24, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WHIRLPOOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	38-1490038
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 North M-63, Benton Harbor, Michigan	49022-2962
(Address of Principal Executive Offices)	(Zip Code)

Whirlpool 401(k) Retirement Plan

(Full title of the plan)

Kirsten J. Hewitt

Senior Vice President Corporate Affairs, General Counsel and Corporate Secretary

Whirlpool Corporation

Mail Drop 2200, 2000 North M-63

Benton Harbor, Michigan 49022-2962

(Name and address of agent for service)

(269) 923-5000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $1.00 per share	1,000,000	$70.45(2)	$70,450,000.00(2)	$8,074(2)

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.
(2)	Estimated pursuant to Rule 457(c) and 457(h) solely for the purpose of calculating the amount of the registration fee, based on the average of the high and low prices reported for shares of the registrant’s common stock as reported on the New York Stock Exchange on February 23, 2012.

EXPLANATORY NOTE

This registration statement is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 1,000,000 shares of common stock, par value $1.00 per share (“Common Stock”), of Whirlpool Corporation that may be offered and sold under the Whirlpool 401(k) Retirement Plan (the “Plan”).

STATEMENT OF INCORPORATION BY REFERENCE

The contents of the registrant’s previously filed (i) Registration Statement on Form S-8 (File No. 32-26680); (ii) Registration Statement on Form S-8 (File No. 33-53196) filed with the Securities and Exchange Commission (the “Commission”) on October 13, 1992; (iii) Registration on Form S-8 (File No. 333-66163) filed with the Commission on October 27, 1998 and (iv) Registration Statement on Form S-8 (File No. 333-138711) filed with the Commission on November 15, 2006, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Item 1 of Part I will be delivered to participants in the Plan covered by this registration statement, in accordance with Form S-8 and Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 of Part I is included in documents delivered to participants in the Plan covered by this registration statement pursuant to Rule 428(b) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” information into this registration statement, which means that we can disclose important information about us by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this registration statement. This registration statement incorporates by reference the documents and reports listed below filed by us with the Commission (File No. 1-3932) (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8 K, including any exhibits included with such Items):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Commission on February 22, 2012;

•	our Annual Report of the Whirlpool 401(k) Retirement Plan (the “Plan”) on Form 11-K for the year ended December 31, 2010 filed with the Commission on June 24, 2011; and

•

the description of our common stock contained in our Current Report on Form 8-K filed with the Commission on April 23, 2009, including any amendments or reports filed for the purpose of updating such description(s).

We also incorporate by reference the information contained in all other documents we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items, unless otherwise indicated therein) after the date of this registration statement and prior to the termination of this offering. The information contained in any such document will be considered part of this registration statement from the date the document is filed with the Commission.

Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference into this registration statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this registration statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The opinion of counsel as to the legality of the securities that may be issued under the Plan is given by Bridget K. Quinn, Senior Counsel and Assistant Secretary for the registrant. Ms. Quinn is employed by the registrant, owns shares of the registrant’s Common Stock and is eligible to participate in the Plan.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits the registrant’s Board of Directors to indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her, in connection with any threatened, pending or completed action, suit or proceeding, in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the registrant, or serving or having served, at the request of the registrant, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Article Sixth of the registrant’s Restated Certificate of Incorporation provides for indemnification of its directors, officers, employees and other agents to the fullest extent permitted by law.

As permitted by Sections 102 and 145 of the DGCL, the registrant’s Restated Certificate of Incorporation eliminates the liability of a director of the registrant for monetary damages to the registrant and its stockholders arising from a breach or alleged breach of a director’s fiduciary duty, except for liability for any breach of the director’s duty of loyalty to the registrant or its stockholders, liability for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, liability under section 174 of the DGCL or liability for any transaction from which the director derived an improper personal benefit.

In addition, the registrant maintains officers’ and directors’ insurance covering certain liabilities that may be incurred by officers and directors in the performance of their duties.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of Whirlpool Corporation (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Commission on April 23, 2009)

4.2	By-laws of Whirlpool Corporation (incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed with the Commission on April 23, 2009)

5.1	Opinion of Counsel

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of Whirlpool Corporation

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney

The registrant hereby undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner and that it has made or will make all changes required by the IRS as necessary in order to qualify the Plan.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(e) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Benton Harbor, State of Michigan, on February 24, 2012.

WHIRLPOOL CORPORATION

By:	/s/ KIRSTEN J. HEWITT
Kirsten J. Hewitt
Senior Vice President Corporate Affairs, General Counsel and Corporate Secretary

* * *

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Director, Chairman of the Board and Chief Executive Officer
Jeff M. Fettig	(Principal Executive Officer)	February 24, 2012

*
Michael A. Todman	Director and President, Whirlpool International	February 24, 2012

*	Executive Vice President and Chief Financial Officer
Larry M. Venturelli	(Principal Financial Officer and Principal Accounting Officer)	February 24, 2012

*
Samuel R. Allen	Director	February 24, 2012

*
Gary T. DiCamillo	Director	February 24, 2012

*
Kathleen J. Hempel	Director	February 24, 2012

*
Michael F. Johnston	Director	February 24, 2012

*
William T. Kerr	Director	February 24, 2012

*
John D. Liu	Director	February 24, 2012

*
Harish Manwani	Director	February 24, 2012

*
Miles L. Marsh	Director	February 24, 2012

*
William D. Perez	Director	February 24, 2012

*
Michael D. White	Director	February 24, 2012

* By:	KIRSTEN J. HEWITT
Kirsten J. Hewitt, as Attorney-in-Fact

* * *

Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this registration statement has been signed on its behalf by the undersigned, thereunto duly authorized, in the city of Benton Harbor, State of Michigan, on February 24, 2012.

WHIRLPOOL 401(K) RETIREMENT PLAN

By:	DAVID A. BINKLEY
David A. Binkley
Trustee and Chairman of the Individual
Trustees of the Whirlpool 401(k) Trust

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of Whirlpool Corporation (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Commission on April 23, 2009)

4.2	By-laws of Whirlpool Corporation (incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed with the Commission on April 23, 2009)

5.1	Opinion of Counsel

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of Whirlpool Corporation

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney